Exhibit 10.13b

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 29, 2011, is entered into by and between COPART, INC., a California corporation (the “Borrower”), and BANK OF AMERICA, N.A. (the “Lender”).

RECITALS

A.

The Borrower and the Lender are parties to that certain Credit Agreement, dated as of December 14, 2010 (as amended, restated, extended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lender has extended certain credit facilities to the Borrower.

B

The Borrower has requested that the Lender agree to certain amendments to the Credit Agreement, including for the purpose of increasing the amount of the Term Commitment thereunder, and the Lender has agreed to such request, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings, if any, assigned to such terms in the Credit Agreement.  As used herein, “Amendment Documents” means this Amendment, the Credit Agreement (as amended by this Amendment), and each certificate and other document executed and delivered by the Borrower pursuant to Section 5 hereof.

2.

Interpretation.  The rules of interpretation set forth in Sections 1.02 through 1.06 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.  Each reference to the phrase “this Agreement” and to the words “hereof”, “hereunder”, “herein”, “hereby”, and to each other similar reference contained in the Credit Agreement, and each reference to the phrase “the Credit Agreement” and to each other similar phrase in each of the other Loan Documents, shall, with effect from and after the Effective Date, refer to the Credit Agreement as amended by this Amendment.

3.

Amendment of Credit Agreement.  Subject to the terms and conditions hereof, and (except as provided below) with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a)

Section 1.01 of the Credit Agreement shall be amended by deleting the definition of “Annual Expenditure Limit” and the definition of “Annual Restricted Payments” appearing therein.

(b)

Section 1.01 of the Credit Agreement shall be further amended by amending and restating the definition of “Limitation Period” appearing therein to read in its entirety as follows:

 “Limitation Period” means any applicable period beginning on the date of delivery of a Compliance Certificate delivered in connection with any financial statements of the Borrower delivered pursuant to Section 6.01(a) or (b) indicating that the Consolidated Net Leverage Ratio was equal to or greater than 1.00:1.00 as of the last day of the fiscal quarter or year to which such financial statements relate and ending on the date of delivery of the next Compliance Certificate delivered in connection with any financial statements of the Borrower delivered pursuant to Section 6.01(a) or (b).

(c)

Section 1.01 of the Credit Agreement shall be further amended by amending and restating the definition of “Term Loan Commitment” appearing therein to read in its entirety as follows:

“Term Commitment” means the obligation of the Lender to make the Term Loan hereunder in an aggregate principal amount not to exceed $500,000,000.

(d)

Section 1.01 of the Credit Agreement shall be further amended by adding to such Section in appropriate alphabetical order the following definitions of “Quarterly Expenditure Limit” and “Quarterly Restricted Payments”:

“Quarterly Expenditure Limit” means with respect to each Limitation Period, an aggregate amount equal to the sum of (a) 80% of Consolidated EBITDA minus (b) Federal, state, local and foreign income taxes paid by the Borrower and its Subsidiaries minus (c) Consolidated Scheduled Debt Amortization, in each case (a), (b) and (c), for the most recent fiscal quarter for which a Compliance Certificate has been delivered by the Borrower pursuant to Section 6.02(a).

“Quarterly Restricted Payments” has the meaning specified in Section 7.06.

(e)

Article VI of the Credit Agreement shall be amended by amending and restating Section 6.05 thereof to read in its entirety as follows:

6.05

Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in the case of the good standing, to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) in a transaction permitted by Section 7.04 or 7.05, and (iii) that the Borrower may reincorporate in any other jurisdiction in the United States, provided that (A) the Borrower provides the Lender with prior written notice of such reincorporation and any information relating to such reincorporation as may reasonably be requested by the Lender, (B) any resulting or surviving entity shall promptly execute and deliver such agreements and other documents, and take such other action, as the Lender may require to evidence or confirm such resulting or surviving entity’s assumption of the Obligations of its predecessor entity under the Loan Documents, and (C) no Default shall exist immediately before or immediately after any such reincorporation; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(f)

Article VII of the Credit Agreement shall be amended by amending and restating the two proviso clauses appearing at the end of Section 7.02 thereof to read in their entirety as follows:

provided that, if at the time of any Permitted Acquisitions under clause (g) of this Section 7.02 or other Investments (“Other Investments”) under clause (l) of this Section 7.02 (and after giving effect thereto) the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter or year of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (as certified by the Borrower in the applicable Compliance Certificate required by Section 6.02(a) to be delivered together with such financial statements) is equal to or greater than 1.00:1.00, the aggregate amount of all cash consideration paid by the Borrower and its Subsidiaries in connection with all such Permitted Acquisitions made in the then existing Limitation Period and all Other Investments made in such Limitation Period, together with the aggregate amount of all Capital Expenditures and Quarterly Restricted Payments made, declared or paid by the Borrower and its Subsidiaries during such Limitation Period, shall not exceed the Quarterly Expenditure Limit with respect to such Limitation Period, and provided further that, if the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter or year of the Borrower for which financial statements have been delivered pursuant to Section 6.01 (as certified by the Borrower in the applicable Compliance Certificate required by Section 6.02(a) to be delivered together with such financial statements) is less than 1.00:1.00, then the aggregate amount of all such consideration paid in connection with any Permitted Acquisitions and Other Investments during the then existing Limitation Period, together with the aggregate amount of all Capital Expenditures and Quarterly Restricted Payments made, declared or paid by the Borrower and its Subsidiaries during such Limitation Period, may exceed the Quarterly Expenditure Limit for such Limitation Period.

(g)

Article VII of the Credit Agreement shall be further amended by amending and restating Section 7.04 thereof to read in its entirety as follows:

7.04

Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:  (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (A) when any

Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person, and (B) when any Guarantor is merging with another Subsidiary, a Material Domestic Subsidiary shall be the continuing or surviving Person; (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the Subsidiary in such a transaction is a Wholly-Owned Subsidiary, then the Person thereafter owning the assets must either be the Borrower or a Wholly-Owned Subsidiary, and if the Subsidiary is a Guarantor, the Person thereafter owning the assets must either be the Borrower or a Guarantor; (c) the Borrower or any of its Subsidiaries may enter into a transaction constituting an Investment permitted by Section 7.02, and (d) the Borrower may reincorporate in any other jurisdiction in the United States, provided that (i) the Borrower provides the Lender with prior written notice of such reincorporation and any information relating to such reincorporation as may reasonably be requested by the Lender, and (ii) any resulting or surviving entity shall promptly execute and deliver such agreements and other documents, and take such other action, as the Lender may require to evidence or confirm such resulting or surviving entity’s assumption of the Obligations of its predecessor entity under the Loan Documents.

(h)

Article VII of the Credit Agreement shall be further amended by amending and restating Section 7.06(h) thereof to read in its entirety as follows:

(h) if the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter or year of the Borrower for which financial statements have been delivered pursuant to Section 6.01 (as certified by the Borrower in the applicable Compliance Certificate required by Section 6.02(a) to be delivered together with such financial statements) is equal to or greater than 1.00:1.00, the Borrower may make Restricted Payments (the “Quarterly Restricted Payments”) not exceeding, in the aggregate for all Quarterly Restricted Payments, Capital Expenditures, Permitted Acquisitions and Other Investments for the Borrower and its Subsidiaries made, declared or paid during the then existing Limitation Period, the Quarterly Expenditure Limit with respect to such Limitation Period, provided that, if the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter or year of the Borrower for which financial statements have been delivered pursuant to Section 6.01 (as certified by the Borrower in the applicable Compliance Certificate required by Section 6.02(a) to be delivered together with such financial statements) is less than 1.00:1.00, then the Borrower may declare or make Quarterly Restricted Payments in the then existing Limitation Period without regard to the Quarterly Expenditure Limit for such Limitation Period.

(i)

Article VII of the Credit Agreement shall be further amended by amending and restating the “except” clause appearing at the end of Section 7.12 thereof to read in its entirety as follows:

except that, if the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter or year of the Borrower for which financial statements have been delivered pursuant to Section 6.01 (as certified by the Borrower in the applicable Compliance Certificate required by Section 6.02(a) to be delivered together with such financial statements) is equal to or greater than 1.00:1.00, then Capital Expenditures during the then existing Limitation Period shall be limited to an amount not exceeding, in the aggregate for all Capital Expenditures, Permitted Acquisitions, Other Investments and Quarterly Restricted Payments for the Borrower and its Subsidiaries made, declared or paid during such Limitation Period, the Quarterly Expenditure Limit with respect to such Limitation Period; provided that if the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter or year of the Borrower for which financial statements have been delivered pursuant to Section 6.01 (as certified by the Borrower in the applicable Compliance Certificate required by Section 6.02(a) to be delivered together with such financial statements) is less than 1.00:1.00, then the Borrower and its Subsidiaries may make Capital Expenditures in the then existing Limitation Period without regard to the Quarterly Expenditure Limit for such Limitation Period.

(j)

Section IV of Schedule 2 to the form of Compliance Certificate set forth at Exhibit D of the Credit Agreement shall be amended and restated to read in its entirety as follows:

IV. 7.12 Limit on Capital Expenditures.
A. Aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during the Limitation Period ending on the Statement Date:	$__________

B.

Available portion of the Quarterly Expenditure Limit with respect to the Limitation Period ending on the Statement Date (i.e., such Quarterly Expenditure Limit less the sum of the aggregate amount of consideration paid by the Borrower and its Subsidiaries in connection with Quarterly Restricted Payments, Permitted Acquisitions and Other Investments made, declared or paid during such Limitation Period):

$__________
C. Excess (deficiency) for covenant compliance purposes:	$__________
Compliance: 5 Yes 5 No

(k)

Schedule 2.06(b) of the Credit Agreement (Term Loan Amortization) shall be amended and restated in its entirety to take the form attached hereto as Exhibit A.

4.

Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

(a)

No Default has occurred and is continuing (or would result from the amendment to the Credit Agreement contemplated hereby).

(b)

The execution, delivery and performance by the Borrower of this Amendment and the other Amendment Documents (other than the Credit Agreement) have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c)

The Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, without defense, counterclaim or offset.

(d)

The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document (i) that are qualified by materiality shall be true and correct, and (ii) that are not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the Effective Date, except, in each case, to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that (A) for purposes of this Section 4(d),  the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) this Section 4(d) shall take into account any amendments to the Schedules to the Credit Agreement, the Restated Disclosure Letter and other disclosures made in writing by the Borrower to the Lender after the Restatement Date and approved by the Lender.

(e)

The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Lender or any other Person.

(f)

There has occurred since July 31, 2010, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(g)

The Obligations of the Loan Parties under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

5.

Conditions to Effectiveness.  a)  This Amendment, and the obligation of the Lender to make further Term Loans to the Borrower in accordance with the terms of this amendment and the Credit Agreement, will become effective on the first date on which each of the conditions precedent set forth in this Section 5 has been satisfied to the reasonable satisfaction of the Lender (the “Effective Date”):

(i)

The Lender shall have received from the Borrower a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to this Amendment, and the Borrower shall have received from the Lender a duly executed original (or, if elected by the Borrower, an executed facsimile copy) counterpart to this Amendment.

(ii)

the Lender shall have received from the Borrower a duly executed original of a Term Note in substantially the form of Exhibit B hereto, which shall replace the Term Note dated December 14, 2010, executed by the Borrower in favor of the Lender in connection with the closing of the Credit Agreement (which original Term Note shall be surrendered by the Lender to the Borrower promptly after the Borrower’s delivery of such replacement Term Note and the closing of this Amendment);

(iii)

the Lender shall have received from each Guarantor specified therein a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to the Consent and Agreement of Guarantors attached hereto as Exhibit C;

(iv)

the Lender shall have received from the Borrower a certificate executed by a Responsible Officer of the Borrower, in form and substance satisfactory to the Lender, certifying the attachment to such certificate of (A) a true, correct and complete copy of the current articles of incorporation of the Borrower (and all amendments thereto), (B) a true, correct and complete copy of the current bylaws of the Borrower (and all amendments thereto), (C) a copy of the resolutions adopted by the Borrower for the purpose of authorizing the Borrower to enter into this Amendment and to perform its Obligations hereunder (which resolutions shall not have been rescinded or otherwise modified since originally having been adopted), (D) information evidencing the identity, authority and capacity of each Responsible Officer of the Borrower authorized to execute and deliver this Amendment and the replacement Term Note on behalf of the Borrower, and (E) a certificate of good standing for the Borrower issued as of a recent date by the State of California;

(v)

the Lender shall have received from the Borrower’s outside counsel, in form and substance satisfactory to the Lender, a legal opinion addressing such matters as the Lender may reasonably request;

(vi)

the representations and warranties in Section 4 of this Amendment shall be true and correct on and as of the Effective Date with the same effect as if made as of the Effective Date;

(vii)

the Lender shall have received from the Borrower an upfront fee in an amount equal to .25% multiplied by $125,000,000 (the amount of the increase in the Term Loan Commitment being effected pursuant to the terms of this Amendment), which fee shall be fully earned when paid and shall not be refundable for any reason whatsoever; and

(viii)

the Borrower shall have paid all Attorney Costs of the Lender to the extent invoiced prior to the Effective Date (including any previously invoiced and outstanding Attorney Costs that relate to services previously provided).

(b)

Upon the satisfaction of the conditions specified in this Section 5, the Lender shall notify the Borrower of the occurrence of the Effective Date.  From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

6.

Reservation of Rights.  The Borrower acknowledges and agrees that neither the execution nor the delivery by the Lender of this Amendment, shall (a) be deemed to create a course of dealing or otherwise obligate the Lender to execute similar amendments under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Lender with respect to any term or provision of any Loan Document (including any term or provision relating to the occurrence of a Material Adverse Effect).

7.

Miscellaneous.

(a)

The Borrower acknowledges and agrees that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar amendments under the same or similar circumstances in the future.

(b)

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

(c)

THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTION 9.16 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, ARBITRATION AND WAIVER OF THE RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL, MUTATIS MUTANDIS.

(d)

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts when taken together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and the receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Lender thereafter to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document.

(e)

This Amendment may not be amended except in accordance with the provisions of Section 9.01 of the Credit Agreement.

(f)

If any provision of this Amendment or the other Amendment Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Amendment Documents and Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)

The Borrower agrees to pay or reimburse all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Amendment Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

(h)

This Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COPART, INC., as the Borrower

By: /s/ Paul A. Styer

Name: Paul A. Styer

Title: Senior Vice President, General Counsel and Secretary

Signature Page 1 to Amendment to Credit Agreement

BANK OF AMERICA, N.A., as the Lender

By: /s/ Ronald J. Drobny

Name: Ronald J. Drobny

Title: Senior Vice President

Signature Page 2 to Amendment to Credit Agreement

EXHIBIT A

TO AMENDMENT TO CREDIT AGREEMENT

AMENDED AND RESTATED SCHEDULE 2.06(b) TO THE CREDIT AGREEMENT

TERM LOAN AMORTIZATION

Date of Term Loan Installment Payment	Amount of Term Loan Installment Payment

December 31, 2011	$18,750,000
March 31, 2012	$18,750,000
June 30, 2012	$18,750,000
September 30, 2012	$18,750,000
December 31, 2012	$18,750,000
March 31, 2013	$18,750,000
June 30, 2013	$18,750,000
September 30, 2013	$18,750,000
December 31, 2013	$18,750,000
March 31, 2014	$18,750,000
June 30, 2014	$18,750,000
September 30, 2014	$18,750,000
December 31, 2014	$18,750,000
March 31, 2015	$18,750,000
June 30, 2015	$18,750,000
September 30, 2015	$18,750,000
Term Maturity Date	The principal amount of the Term Loan outstanding on the Term Maturity Date

A-1

Schedule 2.06(b) of the Credit Agreement

EXHIBIT B

TO AMENDMENT TO CREDIT AGREEMENT

FORM OF TERM NOTE

$500,000,000

September 29, 2011

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”), the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) in installments in the amounts and on the dates set forth on Schedule 2.06(b) of the Agreement referenced below, with a final installment to be due and payable on the Term Maturity Date and in the amount necessary to repay in full the unpaid principal balance hereof.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of the Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in that certain Credit Agreement, dated as of December 14, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between the Borrower and the Lender.  All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds to the Lender’s account specified in the Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is the “Term Note” referred to in the Agreement and is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein.  This Term Note is also entitled to the benefits of any Guaranty.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of the Term Loan and payments with respect thereto.  This Term Note is being executed and delivered by the Borrower in connection with an amendment to the Credit Agreement entered into by the Borrower and the Lender as of September 29, 2011, and supersedes and replaces in its entirety the Term Note dated December 14, 2010, executed by the Borrower in favor of the Lender.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

Form of Term Note

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

COPART, INC., as the Borrower

By: /s/ Paul A. Styer

Name: Paul A. Styer

Title: Senior Vice President, General Counsel and Secretary

Form of Term Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Term Note

EXHIBIT C

TO AMENDMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT OF GUARANTORS

Each of the undersigned, in its capacity as a Guarantor, acknowledges receipt of the foregoing Amendment to Credit Agreement, dated as of September 29, 2011, between Copart, Inc., a California corporation (the “Borrower”), and Bank of America, N.A. (the “Lender”) (the “Amendment”, the terms defined therein being used herein as therein defined).   Each of the undersigned, in its capacity as a Guarantor, further acknowledges that its consent to the Amendment is not required, but each of the undersigned nevertheless does hereby consent to the Amendment and to any documents and agreements referred to in the Amendment.  Nothing herein shall in any way limit any of the terms or provisions of the Guaranty dated as of March 6, 2008, of the undersigned executed by the undersigned in the Lender’s favor (whether originally or pursuant to a Guaranty Accession) pursuant to the terms of the Credit Agreement, or any other Loan Document executed by the undersigned (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

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C-1

Consent and Agreement of Guarantors